                                                                 EXHIBIT 10.36.1

     AMENDMENT NUMBER ONE TO VISTEON SALARIED EMPLOYEE TRANSITION AGREEMENT

      The Visteon Salaried Employee Transition Agreement dated as of October 1, 2005 by and between Ford Motor Company, a Delaware corporation, ("Ford") and Visteon Corporation, a Delaware corporation ("Visteon") (the "Agreement") is hereby amended effective as of March 1, 2006 as follows:

1.    ARTICLE 7 shall be added to the Agreement as follows:

                                   "ARTICLE 7
                              SUBSEQUENT TRANSFERS

      Section 7.01. Transfers of Additional Visteon Salaried Employees after the Effective Date. In order to support the Business as it presently exists at the time of this Amendment or as Ford may in the future require by realigning the Business to include additional products, such as Fuel Delivery Module, Carbon Canister, Starter Motors and Ignition Coils or other products agreed to by the parties ("New Products"), Ford may request that Visteon transfer to Ford additional Visteon Salaried Employees who are U.S. persons enrolled on the Visteon payroll and who are full-time employees ("Additional Visteon Salaried Employees"). The following conditions must be met prior to such transfer:

      (i) Candidates requested by Ford for transfer will be selected at the sole discretion of Ford and do not necessarily have to be limited to only nor must they include all of those employees who principally support the Business or the New Products. Visteon shall have the right to review the candidate list and discuss with Ford any concerns relating thereto and both Ford and Visteon will work cooperatively to satisfactorily resolve any such issues. Except where Visteon reasonably believes that the process used by Ford to select individuals to be transferred could impose unreasonable risk on Visteon under applicable employment laws, Visteon shall transfer the Additional Visteon Employees to Ford effective on a date Ford specifies, provided such date is the first of a month.

      (ii) Ford shall not request an Additional Visteon Salaried Employee if such an employee would otherwise be ineligible to be hired at Ford due to the circumstances of any previous termination from employment with Ford;

      (iii) Ford shall not be request an Additional Visteon Salaried Employee who previously retired from Ford or any member of Ford's controlled group of corporations;

      (iv) Ford shall not request an Additional Visteon Salaried Employee who is in the process of completing a Performance Improvement Plan;

      (v) The Additional Visteon Salaried Employee shall not be eligible to receive a separation payment under the Visteon Separation Program as a result of the transfer to Ford;

      (vi) The Additional Visteon Salaried Employee is being leased to Ford pursuant to the Visteon Salaried Employee Lease Agreement (Rawsonville/Sterling) dated as of October 1, 2005 or to Automotive Components Holdings, LLC ("ACH") pursuant to the Visteon Salaried Employee Lease Agreement dated as of October 1, 2005 between Visteon and ACH ("Visteon-ACH Lease Agreement"), unless otherwise agreed by the parties;

      Once a transfer is agreed by the parties, Visteon shall produce an employee census ("Employee Census") that sets forth the following:

      (i) a list of the Active Additional Visteon Salaried Employees by Plant, name and global identification number;

      (ii) a list of all Inactive Additional Visteon Salaried Employees by Plant, name and global identification number;

      (iii) the job classification of each Active or Inactive Additional Visteon Salaried Employee;

      (iv) the Visteon Service Date of each Active or Inactive Additional Visteon Salaried Employee; and

      (v) the monthly base salary applicable to each Active or Inactive Additional Visteon Salaried Employee.

      For purposes of this Article 7, Additional Visteon Salaried Employees will be considered "Active" Additional Visteon Salaried Employees if actively at work on the day immediately prior to the agreed date of the transfer (the "Applicable Transition Date"), including those on contractual paid time-off with reinstatement rights (i.e. paid absence for jury duty, bereavement, short term military service, vacation or holiday) and those on reduced or alternative work schedules. Additional Visteon Salaried Employees will be considered "Inactive" Additional Visteon Salaried Employees if not at work on the day immediately prior to the Applicable Transition Date and entitled to reinstatement on return to employment, including those on leave of absence, layoff status, workers' compensation leave, short term disability leave or long term disability leave.

      Visteon shall provide to Ford, in a manner mutually agreed upon, the social security numbers for each Additional Visteon Salaried Employee included in the Employee Census and both parties shall use their commercially reasonable best efforts to keep such social security numbers confidential.

      For purposes of this Agreement, the following persons shall be authorized to approve the transfers of the Additional Visteon Salaried Employees:

      Ford Motor Company
            Executive Director-HR Americas

      Visteon Corporation

            Operations Director-Visteon Services BMO

      Visteon shall transfer the employment of the Active Additional Visteon Salaried Employees effective as of the Applicable Transition Date. An Inactive Additional Visteon Salaried Employee shall be transferred to Ford as described in Section 2.02 of this Agreement. For purposes of this Agreement, and except as otherwise provided below, any Additional Visteon Salaried Employee who shall be transferred to Ford pursuant to the provisions of this Article shall be deemed to be a "Transferred Employee" and the effective date of the transfer shall be deemed to be the "Employment Date".

      Section 7.02. Labor Agreements. To the extent any Additional Visteon Salaried Employees are represented by a union ("Represented Salaried Employees"), Ford shall accept the transfer of any such Represented Salaried Employees on the same terms and conditions as set forth in this Agreement applicable to Transferred Employees, or as otherwise agreed between Ford and the collective bargaining representative of such employees.

      Section 7.03. Vacation. The provisions of Section 2.05 shall apply to the Additional Visteon Salaried Employees, except as follows. On the Employment Date, Visteon shall either pay out accrued outstanding vacation or deduct from the final pay any vacation that the employee used but was not yet accrued, as if the employee separated from Visteon service. In the transition year, Ford shall provide any Additional Visteon Salaried Employee accrual of vacation eligibility at Ford for the months remaining in the calendar year commencing as of the Employment Date.

      Section 7.04. Salary. The provisions of Section 2.06 shall apply except that to the extent that Visteon rolled into an Additional Visteon Salaried Employee's base salary a car allowance effective January 1, 2006, Ford shall reduce the starting Ford base salary by the same amount.

      Section 7.05. Employee Benefit Plans. The provisions of Article 3 shall apply to the Additional Visteon Salaried Employees as if they were Transferred Employees except as follows:

      (i) In Section 3.02, the date reference that "no new loans may be initiated after December 31, 2005," shall be changed to the date prior to the Employment Date.

      (ii) In Section 3.03, Additional Visteon Salaried Employees will be given the option to choose additional Flex benefits from Ford during the next open enrollment period commencing following the Employment Date.

      (iii) In Section 3.05, Additional Visteon Salaried Employees who are transitioned into a position at LL6 or above shall be eligible for salaried continuance to the same extent as provided to other Ford LL6 and above employees.

      (iv) In Section 3.06, the date for valuing the OPEB obligation attributable to an Additional Visteon Salaried Employee, as described in Section 4 of Amendment Number Two to the Amended and Restated Employee Transition Agreement amending Section 3.03 thereof between Ford and Visteon dated effective as of October 1, 2005 ("Amended ETA") shall be the Employment Date, rather than January 1, 2006. Further, the Salaried Employee OPEB Notional Account established pursuant to Section 6 of the Amended ETA amending
            Section 3.03 thereof shall be reduced for the cumulative OPEB expense charged to Ford while the Additional Visteon Salaried Employee was leased to Ford or ACH in the event such employee transfers to Ford on or after January 1, 2006.

      Section 7.06. Other Employee Matters. The provisions of Article 4 shall apply to the Additional Visteon Salaried Employees as if they were Transferred Employees except as follows:

      (i) For purposes of Section 4.02, subject to the approval of ACH, Additional Visteon Salaried Employees will be eligible for a pro-rata share of the incentive benefits to which they are otherwise eligible for as Visteon U.S. salaried employees leased under the Visteon-ACH Lease Agreement, based on the Employment Date. In addition, in the event that for any portion of the year of transfer, the Additional Visteon Salaried Employee was assigned to Visteon Corporation and was not a leased employee under the Visteon-ACH Lease Agreement, such employee will be eligible for a pro-rata share of any incentive benefits to which the employee would otherwise have been eligible for under Visteon's incentive compensation plans. Additional Visteon Salaried Employees will be eligible for a pro-rata share of the Ford Performance Bonus Plan, Annual Incentive Compensation Plan or Long Term Incentive Plan based on the Employment Date for the year of transfer.

      (ii) For purposes of Section 4.03, any annual car allowance that was rolled into an Additional Visteon Salaried Employee's base salary as of January 1, 2006 will be reversed effective on the Employment Date and shall be administered under the provisions of Section 4.03."

2. Except as otherwise specifically modified hereby, the Visteon Salaried Employee Transition Agreement shall remain in full force and effect.

                      [signatures appear on following page]

      IN WITNESS WHEREOF, Ford and Visteon have caused this Agreement to be executed in multiple counterparts by their duly authorized representatives.


                                        FORD MOTOR COMPANY

                                        By: /s/ Kathryn Lamping
                                            --------------------

                                        Name:    Kathryn Lamping

                                        Title:   Assistant Secretary

                                        Date:    July 24, 2006

                                        VISTEON CORPORATION

                                        By: /s/ James F. Palmer
                                            -----------------------

                                        Name:    James F. Palmer

                                        Title:   Executive Vice President and
                                                 Chief Financial Officer

                                        Date:    July 24, 2006